UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2021

PERSPECTA INC.
(Exact name of registrant as specified in its charter)

Nevada	001-38395	82-3141520
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14295 Park Meadow Drive Chantilly, Virginia	20151
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 571-313-6000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	PRSP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introduction

As previously disclosed, Perspecta Inc., a Nevada corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of January 27, 2021, with Jaguar Parentco Inc. (“Parent”), a corporation organized under the laws of Delaware, and Jaguar Merger Sub Inc. (“Merger Sub”), a Nevada corporation and a direct, wholly owned subsidiary of Parent. On May 6, 2021, upon the terms and subject to the conditions set forth in the Merger Agreement and in accordance with the applicable provisions of the Nevada Revised Statutes, Merger Sub merged with and into the Company, with the Company surviving as a wholly-owned subsidiary of Parent (the “Merger”).

Item 1.01.	Entry into a Material Definitive Agreement.

Amended Peraton Credit Agreements

On May 6, 2021, Peraton Holding Corp. (“Peraton Holding”) and certain of its existing and post-closing wholly owned subsidiaries, including Peraton Corp., Peraton Inc. and the Company entered into (i) Amendment No. 2 (the “First Lien Incremental Agreement”) with the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (the “First Lien Administrative Agent”) and (ii) Amendment No. 2 (the “Second Lien Incremental Agreement”) with the lenders party thereto and Alter Domus (US) LLC, as administrative agent (the “Second Lien Administrative Agent”). The First Lien Incremental Agreement amended that certain First Lien Credit Agreement, dated as of February 1, 2021, as amended on March 2, 2021 (the “Existing First Lien Credit Agreement”), among the borrowers, the guarantors, the lenders party thereto from time to time, the First Lien Administrative Agent and the other parties named therein (the Existing First Lien Credit Agreement as amended by the First Lien Incremental Agreement, the “First Lien Amended Credit Agreement”). The Second Lien Incremental Agreement amended that certain Second Lien Credit Agreement, dated as of February 1, 2021, as amended on March 2, 2021 (the “Existing Second Lien Credit Agreement”), among the borrowers, the guarantors, the lenders party thereto from time to time, the Second Lien Administrative Agent and the other parties named therein (the Existing Second Lien Credit Agreement as amended by the Second Lien Incremental Agreement, the “Second Lien Amended Credit Agreement” and together with the First Lien Amended Credit Agreement, the “Amended Peraton Credit Agreements”).

Pursuant to the terms of the (i) First Lien Incremental Amendment, the borrowers thereunder incurred incremental term loans in an aggregate principal amount of $3,775 million and increased revolving commitments in aggregate principal amount of $200 million and (ii) Second Lien Incremental Amendment, the borrowers thereunder incurred incremental term loans in an aggregate principal amount of $1,340 million. Subject to certain exceptions set forth in the applicable Amended Peraton Credit Agreements, the obligations under the (i) Amended Peraton Credit Agreements are guaranteed by Peraton Holding and each of its wholly owned domestic subsidiaries (including each borrower (other than with respect to its own primary obligations)), (ii) First Lien Amended Credit Agreement is secured by a first-priority security interest in and lien on substantially all of the assets and all interests of the loan parties thereunder, then owned or after acquired and (ii) Second Lien Amended Credit Agreement is secured by a second-priority security interest in and lien on substantially all of the assets and all interests of the loan parties thereunder, then owned or after acquired, that secures the First Lien Amended Credit Agreement.

A portion of the net proceeds from the incurrence of obligations under the Amended Credit Agreement were used to consummate the Merger and to repay of all obligations under the Existing Credit Agreement (as defined below).

Amended and Restated Master Accounts Receivable Purchase Agreement

On May 6, 2021, Perspecta Enterprise Solutions LLC, a Delaware limited liability company (“Enterprise”), and certain other subsidiaries of Peraton Holding (collectively, the “Sellers”) entered into that certain Second Amended and Restated Master Accounts Receivable Purchase Agreement (the “Amended MARPA”), among the Sellers, Enterprise, as seller representative, Mizuho Bank, Ltd. and MUFG Bank, Ltd., as purchasers (the “Purchasers”), and MUFG Bank Ltd., as the administrative agent (in such capacity, the “Administrative Agent”), which amended and restated that certain Amended and Restated Master Accounts Receivable Purchase Agreement, dated as of October 30, 2020 (the “Previous MARPA”).  Pursuant to the Amended MARPA, the Sellers may sell accounts receivable to the Purchasers on an uncommitted basis in an aggregate outstanding amount not to exceed $265 million. In connection with the Amended MARPA, the Company (the “Initial Guarantor”), Peraton Holding  (the “Replacement Guarantor”), the Purchasers and the Administrative Agent, executed that certain Guarantor Assignment and Assumption Agreement, pursuant to which the Initial Guarantor assigned its rights and obligations under the guaranty of the Sellers’ obligations under the Amended MARPA to the Replacement Guarantor.

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Item 1.02.	Termination of a Material Definitive Agreement.

On May 6, 2021, the Company terminated its Credit Agreement, dated as of May 31, 2018 (as amended by that certain First Amendment to Credit Agreement, dated as of December 12, 2018, that certain Second Amendment to Credit Agreement, dated as of August 13, 2019, that certain Technical Amendment to Credit Agreement, dated as of April 28, 2020, and as further amended, modified, extended, restated, replaced, or supplemented from time to time prior to the date hereof, the “Existing Credit Agreement”), by and among the Company, each of the guarantors from time to time party thereto, the lenders from time to time party thereto, MUFG Bank Ltd., a member of MUFG, a global financing group, as administrative agent and MUFG Union Bank, N.A., as collateral agent. In connection with the termination, the Company repaid all of the outstanding obligations in respect of principal, interest and fees under the Existing Credit Agreement.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 6, 2021	PERSPECTA INC.

	By:	/s/ John P. Kavanaugh
John P. Kavanaugh
Chief Financial Officer